CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form SB-2 of Heritage Explorations, Inc. of our report dated October 3, 2006, on the financial statements of Heritage Explorations, Inc. as of August 31, 2006 and for the period September 30, 2005 (inception) to August 31, 2006 and the reference to our firm as experts in accounting and auditing in the registration statement.

/s/ Stark Winter Schenkein & Co., LLP

November 30, 2006
Denver, Colorado